R. Stuart Wells
William A. Ruskin, 1
Bernard Pinsky, 4
William D. Holder
David W. Kington
R. Brock Johnston
Mark S. Weintraub
R. Barry Fraser
Brock H. Smith
D. Lawrence Munn, 8
Virgil Z. Hlus, 4
Jonathan L.S. Hodes, 1, 5
L.K. Larry Yen, 10
Conrad Y. Nest, 10
Valerie S. Dixon
Warren G. Brazier, 4
C. Michelle Tribe
Peter J.F. Ferrari
Anna D. Sekunova
Kyle M. Wilson
Raman Johal
Angela M. Blake
Christina J. Kim
Craig V. Rollins
Amaan Gangji
Maggie Cavallin	M. Douglas Howard
Patrick A. Williams
Roy A. Nieuwenburg
Nigel P. Kent, 1
Diane M. Bell
Neil P. Melliship
Kevin J. MacDonald
James A. Speakman
Nicole M. Byres
John C. Fiddick
Stewart L. Muglich, 8
Mark J. Longo, 2
Amy A. Mortimore
Richard T. Weiland
Adam M. Dlin
Veronica P. Franco
Satinder K. Sidhu
Oliver C. Hanson, 1
Jun Ho Song, 4, 8, 11
Jennifer R. Loeb
Parvinder K. Hardwick
Seva Batkin
Nafeesa Valli-Hasham
Rong (Lauren) Liang
Thomas R. Bell
Jordan Watson	W.W. Lyall D. Knott, Q.C.
Alexander Petrenko
William C. Helgason
Douglas W. Lahay
Anne L.B. Kober
Darren T. Donnelly
Don C. Sihota
Ethan P. Minsky, 6, 7, 9
Peter Kenward
R. Glen Boswall
Samantha Ip
Aaron B. Singer
Jane Glanville
Cam McTavish
Allyson L. Baker, 2
Jeffrey F. Vicq, 3
Vikram Dhir, 1
Sarah W. Jones
Shauna K.H. Towriss
Heather M. Hettiarachchi
Pratibha Sharma
Marianna Jasper
Victor S. Dudas
Rachelle J. Mezzarobba
Areet S. Kaila

	Of Counsel:	James M. Halley, Q.C.
Derek J. Mullan, Q.C.
	Associate Counsel:	Michael J. Roman
May 31, 2012		David Austin

	Certain lawyers have been admitted to practice in one or more of the
	following jurisdictions as indicated beside each name:

	Canada		United States
	1	Alberta	4	California	8	New York
BY EMAIL	2	Ontario	5	Colorado	9	Virginia
	3	Saskatchewan	6	District of Columbia	10	Washington
Online Disruptive Technologies, Inc.			7	Florida	11	Nevada
3120 S. Durango Dr. Suite 305
Las Vegas, Nevada 89117

Attention:	Benjamin Cherniak, President

Dear Sirs:

	Re:	Online Disruptive Technologies, Inc. - Registration Statement on
Form S-1/A Amendment No. 3

     We have acted as special counsel to Online Disruptive Technologies, Inc. (the “Company”), a Nevada corporation, in connection with the preparation of a registration statement on Form S-1/A, Amendment No. 3 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “Commission”) for the registration of 2,000,100 shares of the Company’s common stock (the “Resale Shares”) for sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”), as further described in the Registration Statement.

     In connection with this opinion, we have reviewed:

(a)	the Articles of Incorporation of the Company;

(b)	the bylaws of the Company;

(c)	Resolutions adopted by the board of directors of the Company pertaining to the Resale Shares dated November 16, 2009, December 2, 2009, and January 7, 2010;

(d)	the Registration Statement and the exhibits thereto; and

(e)	the Prospectus (the “Prospectus”) constituting a part of the Registration Statement.

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

     We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon the statements or certificates of officers or representatives of the Company.

     Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Resale Shares to be sold by the Selling Stockholders are duly authorized and are validly issued, fully paid and non-assessable.

     This opinion letter is opining upon and is limited to the current federal laws of the United States and the laws of the State of Nevada, including the statutory provisions, all applicable provisions of the Nevada constitution, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”) and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Yours truly,

/s/ Clark Wilson LLP

cc: United States Securities and Exchange Commission